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                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of World Color Press, Inc. on Form S-8 of our reports dated February 3, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of World Color Press, Inc. for the year ended December 27, 1998.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

New York, New York
July 8, 1999